EXHIBIT 99.1

SunTrust Mortgage, Inc.
901 Semmes Avenue
Richmond, Virginia  23224

Mortgage Asset Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, New York 10019
Attention:  Legal Department

Re:	Purchase Price and Terms Letter Adjustable Rate Mortgage Loans

This Purchase Price and Terms Letter (the “Terms Letter”) will confirm that Mortgage Asset Securitization Transactions, Inc. (the “Purchaser”) agrees to buy and SunTrust Mortgage, Inc. (the “Seller”) agrees, to sell certain adjustable rate mortgage loans, as described herein and set forth on the attached Schedule A, (the “Mortgage Loans”) on the following terms and conditions (such transaction, the “Purchase Transaction”):

1.           Scope of Commitment.  With respect to the Purchase Transaction (Purchase 2007-S1), the Mortgage Loans shall be purchased by Purchaser and sold by the Seller on July 17, 2007 (the “Closing Date”) or such other date or dates as shall be mutually agreed to by the parties.  The Purchaser shall purchase and the Seller shall sell and service the Mortgage Loans according to the terms and conditions set forth in that certain Purchase, Warranties and Servicing Agreement, dated as of July 1, 2007, (the “PSWA”).   The Terms Letter and the PWSA are collectively referred to herein as the “Transaction Documents.”

Unless otherwise defined herein, all capitalized terms shall have the meaning set forth in the applicable above mentioned agreements.

2.           The Mortgage Loans:  The Mortgage Loans will be seasoned, closed-end adjustable rate loans and shall conform to standards in the Underwriting Guidelines, as amended from time to time.  Each Mortgage Loan has an original term to maturity of 30 years.

3.           Aggregate Amount of Mortgage Loans:  The Mortgage Loans being sold shall have an aggregate Stated Principal Balance as of July 1, 2007 (the “Cut-off Date”) of approximately $596,648,001.64.

4.           Purchase Price:  The Purchase Price for the Mortgage Loans shall be _____________% (the “Purchase Price Percentage”) of the aggregate outstanding principal balance of the Mortgage Loans being purchased as of the Cut-off Date, plus accrued interest at the weighted average Mortgage Loan Remittance Rate of the Mortgage Loans net of the weighted average Servicing Fee Rate on the Mortgage Loans from the Cut-off Date to the day prior to the Closing Date, inclusive.

5.           Servicing:  The Mortgage Loans will be serviced by the Servicer pursuant to the PWSA. The Servicing Fee will be equal to the Servicing Fee Rate of twenty five (25) basis points (0.25%) per annum on the unpaid principal balance of each Mortgage Loan.

6.           Review of Mortgage Loans:  The Purchaser shall have the right prior to the Closing Date to review each Mortgage File to insure that the Mortgage Loans comply with the characteristics set forth in this Terms Letter.  The Mortgage Files, at the Purchaser’s option: (a) shall be delivered to the Purchaser or its designee in escrow for examination with respect to each Mortgage Loan to be purchased (or such percentage sample of Mortgage Loans satisfactory to the purchaser); (b) shall be reviewed at the office of the Servicer, 901 Semmes Avenue, Richmond, Virginia 23224; or (c) shall be reviewed at another location mutually acceptable to the Seller and the Purchaser.

If the Purchaser determines that a Mortgage Loan does not meet the characteristics of the Mortgage Loans as set forth in this Terms Letter, the Underwriting Guidelines or the PWSA, the Purchaser may elect not to purchase such Mortgage Loan.  Prior to the Closing Date, if the Purchaser elects not to purchase a Mortgage Loan, Seller shall replace the rejected Mortgage loan with a substitute Mortgage Loan.  If the Purchaser makes such a determination after the Closing Date, Seller will repurchase such rejected Mortgage Loans at the Repurchase Price.  Notwithstanding anything to the contrary herein, the Purchaser shall be under no obligation to review the contents of the Mortgage Files or any documents or records contained therein.  The Purchaser may rely solely upon the representations, warranties and covenants of the Seller under the PWSA whether or not the Purchaser makes any independent investigation or review of the Mortgage Loans.

7.           Delivery:  Delivery of the Mortgage Loan documents shall be governed by Section 2.01 of the PWSA.  The Mortgage Loans shall be delivered to the Purchaser’s custodian on or about July 17, 2007.  Purchaser or its custodian shall issue a certification of receipt to Seller upon receipt of the Mortgage Loans.

8.           Choice of Law:  This Terms Letter shall be governed by the laws of the State of New York applicable to contracts executed and performed in that state without regard to principles of conflicts of laws.

9.           Entire Agreement:  This Terms Letter, together with the PWSA, the Assignment and Conveyance related to the Purchase Transaction, the Reconstituted Purchase Warranties and Servicing Agreement, dated as of July 17, 2007, between the Seller, the Purchaser (as Assignee) and U.S. Bank National Association (as Assignor) sets forth the entire understanding of the parties relating to the subject matter hereof to date and supersedes and cancels any prior communications, understandings and agreements (other than the Agreement) between the parties.  This Terms Letter may not be amended or modified except by the parties in writing.

10.           Counterparts:  This Terms Letter may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute but one and the same agreement.

 [SIGNATURE PAGE FOLLOWS]

Please acknowledge your acceptance of the terms of this Terms Letter by signing below and returning one copy to SunTrust Mortgage, Inc., 901 Semmes Avenue, Richmond, Virginia 23224.

Sincerely,

/s/  Robert G. Partlow
Name:  Robert G. Partlow
Title:    Senior Vice President

Purchaser agrees to the terms and conditions set forth herein.

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

By: /s/ Agnes Teng
Name:  Agnes Teng
Title:   Associate Director

By:    /s/ Steven Warjanka
Name:  Steven Warjanka
Title:    Director

Schedule A

Mortgage Loan Schedule

Schedule A follows on the next page

        A-1